Exhibit 99.1

FOR IMMEDIATE RELEASE	JANUARY 28, 2009

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Mitch Seigle
610-712-5471	408-954-3225
sujal.shah@lsi.com	mitch.seigle@lsi.com
cc09-07
LSI Reports Fourth Quarter and Full-Year 2008 Results
MILPITAS, Calif., January 28, 2009 — LSI Corporation (NYSE: LSI) today reported results for its fourth quarter and full year ended December 31, 2008.
Fourth Quarter and Full-Year 2008 News Release Summary
▪	Fourth quarter 2008 revenues of $610 million

▪	Fourth quarter 2008 GAAP* net loss of 94 cents per share, including goodwill and other intangible asset impairment charges of 84 cents per share

▪	Fourth quarter 2008 non-GAAP** net income of 6 cents per diluted share

▪	Fourth quarter operating cash flows of $98 million

▪	Full-year 2008 revenues of $2.7 billion

▪	Cash and short-term investments of $1.1 billion
First Quarter 2009 Business Outlook
▪	Projected revenues of $440 million to $500 million

▪	GAAP* net loss in the range of 10 to 20 cents per share

▪	Non-GAAP** net loss in the range of breakeven to 7 cents per diluted share

*	Generally Accepted Accounting Principles.

**	Excludes goodwill and other intangible asset impairment, stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, purchase accounting effect on inventory, loss on write-down of debt/equity securities, gain on repurchase of convertible subordinated notes and acquired in-process research and development. It also excludes the income tax effect associated with the above mentioned items.

Fourth quarter 2008 revenues were $610 million, an 18% decrease year-over-year compared to $741 million reported in the fourth quarter of 2007, and down 15% sequentially compared to $714 million reported in the third quarter of 2008.
Fourth quarter 2008 GAAP* net loss was $606 million or 94 cents per share, compared to fourth quarter 2007 GAAP net loss of $2.0 billion or $2.87 per share. Fourth quarter 2008 GAAP results compare to third quarter 2008 GAAP net income of $11 million or 2 cents per diluted share. Fourth quarter 2008 GAAP net loss included a net charge of $648 million from special items, including a $542 million non-cash charge for impairment of goodwill and other intangible assets, $61.1 million of amortization of acquisition-related items, $18 million of stock-based compensation expense, $16.8 million in net restructuring and other items, and $10.8 million in write-down of investments.
Fourth quarter 2008 non-GAAP** net income was $41 million or 6 cents per diluted share, compared to fourth quarter 2007 non-GAAP net income of $94 million or 13 cents per diluted share. Third quarter 2008 non-GAAP net income was $94 million or 14 cents per diluted share.
Cash and short-term investments totaled approximately $1.1 billion at quarter end.
“Fourth quarter revenues were within our revised guidance range, with weakening demand for our semiconductor products partially offset by seasonally higher sales of storage systems,” said Abhi Talwalkar, LSI president and chief executive officer. “While we continue to execute well, we have taken aggressive steps to lower our operating expenses in light of the current business climate.
“Going forward, we intend to play offense by seeking to extend our competitive lead in key areas, increasing our design win momentum, and managing our cash well to position ourselves as a stronger player when economic conditions improve.”
LSI recorded full-year 2008 revenues of $2.68 billion, a 3% increase compared to $2.60 billion in 2007. The company reported 2008 GAAP net loss of $622 million or 96 cents per share. Full-year 2008 GAAP net loss included a net charge of $905 million from special items, including a $542 million non-cash charge for impairment of goodwill and other intangible assets, $236 million in the amortization of acquisition-related items, $44 million of restructuring costs, and $72 million of stock-based compensation expense. Full-year 2008 GAAP results compare to full-year 2007 GAAP net loss of $2.49 billion or $3.87 per share.
Non-GAAP net income for 2008 was $283 million or 44 cents per diluted share compared to 2007 non-GAAP net income of $168 million or 26 cents per diluted share.

Bryon Look, LSI CFO and chief administrative officer, said, “Despite challenging conditions in the fourth quarter, we delivered a 68% improvement in non-GAAP net income in 2008 compared to 2007 and generated strong positive operating cash flows. We ended the year with more than $1.1 billion in cash, and repurchased approximately $119 million of debt during the quarter.”
LSI First Quarter 2009 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$440 million to $500 million		$440 million to $500 million
Gross Margin	30 – 34%	$30 to $40 million	41 – 43%
Operating Expenses	$265 million to $285 million	$45 to $55 million	$220 million to $230 million
Net Other Income	($2) million		($2) million
Tax	Approximately ($14) million		Approximately 15%
Net (Loss)/Income Per Share	($0.20) to ($0.10)	($0.10) to ($0.13)	($0.07) to $0.00
Diluted Share Count	649 million		649 million
Capital spending is projected to be around $13 million in the first quarter and approximately $50 million in total for 2009.
Depreciation and software amortization is projected to be around $20 million in the first quarter and approximately $85 million in total for 2009.
LSI Conference Call Information
LSI will hold a conference call today at 2 p.m. PST to discuss fourth quarter financial results and the first quarter 2009 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
Forward Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; our ability to achieve anticipated synergies following our acquisition of Agere Systems; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.
# # #
Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	LSI and the LSI logo design are trademarks or registered trademarks of LSI Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	September 28,	December 31,
	2008	2008	2007
Assets

Current assets:
Cash and short-term investments	$1,119.1	$1,173.9	$1,397.6
Accounts receivable, net	304.0	401.1	406.4
Inventories	220.5	210.0	240.8
Prepaid expenses and other current assets	155.9	174.6	147.8

Total current assets	1,799.5	1,959.6	2,192.6

Property and equipment, net	236.0	234.0	229.7
Goodwill and other intangible assets, net	1,065.6	1,666.1	1,724.7
Other assets	243.1	265.8	249.4

Total assets	$3,344.2	$4,125.5	$4,396.4

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term debt	$245.1	$—	$—
Other current liabilities	552.4	633.3	762.5

Total current liabilities	797.5	633.3	762.5

Long-term debt	350.0	715.6	718.0
Pension, tax and other liabilities	755.8	420.7	430.7

Total liabilities	1,903.3	1,769.6	1,911.2

Minority interest in subsidiary	—	0.3	0.2

Stockholders’ equity:
Common stock and additional paid-in capital	6,065.3	6,042.4	6,159.2
Accumulated deficit	(4,360.8)	(3,754.4)	(3,738.5)
Accumulated other comprehensive income	(263.6)	67.6	64.3

Total stockholders’ equity	1,440.9	2,355.6	2,485.0

Total liabilities and stockholders’ equity	$3,344.2	$4,125.5	$4,396.4

LSI CORPORATION
Consolidated Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 28,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
Revenues	$609,959	$714,308	$740,874	$2,677,077	$2,603,643

Cost of revenues	334,398	369,137	394,730	1,420,905	1,465,873
Purchase accounting effect on inventory	—	—	—	—	47,904
Amortization of acquisition related intangibles	46,074	45,502	33,842	177,934	175,297
Stock-based compensation expense	2,384	2,252	2,795	9,269	10,711

Total cost of revenues	382,856	416,891	431,367	1,608,108	1,699,785

Gross profit	227,103	297,417	309,507	1,068,969	903,858

Research and development	155,899	162,958	158,021	643,297	623,481
Stock-based compensation expense	7,229	6,593	9,132	29,214	31,743

Total research and development	163,128	169,551	167,153	672,511	655,224

Selling, general and administrative	76,211	80,720	86,158	315,112	329,454
Amortization of acquisition related intangibles	15,019	15,019	4,752	57,963	17,142
Stock-based compensation expense	8,378	8,005	9,568	33,800	34,813

Total selling, general and administrative	99,608	103,744	100,478	406,875	381,409

Restructuring of operations and other items, net	16,848	1,586	29,050	43,717	148,121
Goodwill and other intangible asset impairment charges	541,586	—	2,021,463	541,586	2,021,463
Acquired in-process research and development	—	—	5,972	—	188,872

(Loss)/income from operations	(594,067)	22,536	(2,014,609)	(595,720)	(2,491,231)

Interest expense	(8,013)	(8,993)	(9,048)	(34,943)	(31,020)
Interest income and other, net	5,231	8,028	13,629	36,110	46,758

(Loss)/income before income taxes	(596,849)	21,571	(2,010,028)	(594,553)	(2,475,493)
Provision/(benefit) for income taxes	9,500	10,200	(11,830)	27,700	11,326

Net (loss)/income	$(606,349)	$11,371	$(1,998,198)	$(622,253)	$(2,486,819)

Net (loss)/income per share:
Basic	$(0.94)	$0.02	$(2.87)	$(0.96)	$(3.87)

Diluted	$(0.94)	$0.02	$(2.87)	$(0.96)	$(3.87)

Shares used in computing per share amounts:
Basic	646,315	643,849	695,624	647,953	641,823

Diluted	646,315	647,418	695,624	647,953	641,823

A reconciliation of net (loss)/income on the GAAP basis to non-GAAP net income is included below.

	Three Months Ended			Year Ended
	December 31,	September 28,	December 31,	December 31,	December 31,
Reconciliation of GAAP net (loss)/income to non-GAAP net income:	2008	2008	2007	2008	2007
GAAP net (loss)/income	$(606,349)	$11,371	$(1,998,198)	$(622,253)	$(2,486,819)

Special items:
a) Stock-based compensation expense — cost of revenues	2,384	2,252	2,795	9,269	10,711
b) Stock-based compensation expense — R&D	7,229	6,593	9,132	29,214	31,743
c) Stock-based compensation expense — SG&A	8,378	8,005	9,568	33,800	34,813
d) Amortization of acquisition related intangibles — cost of revenues	46,074	45,502	33,842	177,934	175,297
e) Amortization of acquisition related intangibles — SG&A	15,019	15,019	4,752	57,963	17,142
f) Purchase accounting effect on inventory	—	—	—	—	47,904
g) Restructuring of operations and other items, net	16,848	1,586	29,050	43,717	148,121
h) Goodwill and other intangible asset impairment charges	541,586	—	2,021,463	541,586	2,021,463
i) Acquired in-process research and development	—	—	5,972	—	188,872
j) Write-down of debt and equity securities	10,773	1,673	—	15,273	2,396
k) Gain on repurchase of convertible subordinated notes	(3,178)	—	—	(3,178)	—
l) Income tax effect of above items	2,529	2,024	(24,158)	(292)	(23,179)

Total special items	647,642	82,654	2,092,416	905,286	2,655,283

Non-GAAP net income	$41,293	$94,025	$94,218	$283,033	$168,464

Non-GAAP net income per share:
Basic	$0.06	$0.15	$0.14	$0.44	$0.26

Diluted*	$0.06	$0.14	$0.13	$0.44	$0.26

Shares used in computing non-GAAP per share amounts:
Basic	646,315	643,849	695,624	647,953	641,823

Diluted	646,512	673,498	726,710	649,176	659,077

*	In computing non-GAAP diluted earnings per share for the three months ended September 28, 2008 and December 31, 2007, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.

	Three Months Ended			Year Ended
	December 31,	September 28,	December 31,	December 31,	December 31,
Reconciliation of GAAP to non-GAAP shares used in the calculation of diluted per share amounts:	2008	2008	2007	2008	2007
Diluted shares used in per-share computation — GAAP	646,315	647,418	695,624	647,953	641,823
Dilutive stock awards	197	—	5,006	1,223	17,254
Effect of $350 million convertible notes considered dilutive	—	26,080	26,080	—	—

Diluted shares used in per-share computation — non-GAAP	646,512	673,498	726,710	649,176	659,077

LSI CORPORATION
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 28,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
Operating activities:
Net (loss)/income	$(606,349)	$11,371	$(1,998,198)	$(622,253)	$(2,486,819)
Adjustments:
Depreciation and amortization *	84,278	82,327	61,822	324,223	278,542
Stock-based compensation expense	17,991	16,850	21,495	72,283	77,267
Non-cash restructuring and other items	(1,052)	82	10,555	(4,215)	98,909
Goodwill and amortizing intangible impairment charges	541,586	—	2,021,463	541,586	2,021,463
Acquired in-process research and development	—	—	5,972	—	188,872
Gain on repurchase of convertible subordinated notes	(3,178)	—	—	(3,178)	—
Write-down of debt and equity securities	10,773	1,673	—	15,273	2,396
(Gain)/loss on sale of property and equipment, including assets held-for-sale	(137)	37	114	(123)	(9,399)
Non-cash foreign exchange loss	18,481	1,939	986	25,469	4,207
Changes in deferred tax assets and liabilities	5,630	268	3,178	10,027	(3,619)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	97,149	(41,782)	30,964	102,386	174,962
Inventories	(10,577)	30,983	(20,440)	20,307	74,708
Prepaid expenses and other assets	42,832	18,784	(13,504)	52,024	21,557
Accounts payable	(37,806)	(41,515)	95,459	(130,129)	(39,162)
Accrued and other liabilities	(61,434)	(24,604)	(109,543)	(125,628)	(108,885)

Net cash provided by operating activities	98,187	56,413	110,323	278,052	294,999

Investing activities:
Purchases of debt securities available-for-sale	(31,947)	(51,969)	(149,320)	(190,548)	(303,407)
Proceeds from maturities and sales of debt securities available-for-sale	108,438	38,516	123,195	240,157	616,224
Purchases of equity securities	—	(5,000)	—	(8,500)	(10,500)
Purchases of property, equipment and software	(39,584)	(27,150)	(25,837)	(134,589)	(102,823)
Proceeds from sale of property and equipment	2,274	150	2,376	13,674	16,166
Cash acquired from acquisition of Agere, net of acquisition costs	—	—	—	—	517,712
Acquisitions of other companies, net of cash acquired	—	—	(80,751)	(95,137)	(132,830)
Proceeds from sale of Consumer Group	—	—	—	—	22,555
Proceeds from sale of Mobility Products Group, net of transaction costs	—	—	445,500	—	445,500
Proceeds from sale of semiconductor operations in Thailand, net of transaction costs	—	—	49,600	—	49,600
Proceeds from maturity of notes receivable associated with sale of semiconductor operations in Thailand	20,000	—	—	20,000	—
Increase in non-current assets and deposits	—	—	—	(13,300)	—
Proceeds received from the resolution of a pre-acquisition income tax contingency	—	—	788	4,821	3,230

Net cash provided by/(used in) investing activities	59,181	(45,453)	365,551	(163,422)	1,121,427

Financing activities:
Repurchase of convertible subordinated notes	(116,636)	—	—	(116,636)	—
Issuance of common stock	6,558	6,821	17,286	42,928	46,280
Purchase of minority interest in subsidiary	(70)	—	—	(70)	—
Purchase of common stock under repurchase programs	—	—	(221,639)	(229,231)	(770,752)

Net cash (used in)/provided by financing activities	(110,148)	6,821	(204,353)	(303,009)	(724,472)

Effect of exchange rate changes on cash and cash equivalents	(2,829)	(1,932)	115	(3,889)	1,815

Increase/(decrease) in cash and cash equivalents	44,391	15,849	271,636	(192,268)	693,769

Cash and cash equivalents at beginning of period	784,910	769,061	749,933	1,021,569	327,800

Cash and cash equivalents at end of period	$829,301	$784,910	$1,021,569	$829,301	$1,021,569

*	Depreciation of fixed assets and amortization of intangible assets, software, capitalized intellectual property, premiums on short-term investments, debt issuance costs, accrued debt premium.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions)
(Unaudited)

	Three Months Ended
	December 31,	September 28,	December 31,
	2008	2008	2007
Semiconductor revenues	$373.8	$500.4	$491.7
Storage Systems revenues	$236.2	$213.9	$249.2
Total revenues	$610.0	$714.3	$740.9
Percentage change in revenues-qtr./qtr. ( a )	-14.6%	3.2%	1.9%
Percentage change in revenues-yr./yr. ( b )	-17.7%	-1.8%	41.5%

Days sales outstanding	45	51	49
Days of inventory	52	45	50
Current ratio	2.3	3.1	2.9
Quick ratio	1.8	2.5	2.4

Gross margin as a percentage of revenues	37.2%	41.6%	41.8%
R&D as a percentage of revenues	26.7%	23.7%	22.6%
SG&A as a percentage of revenues	16.3%	14.5%	13.6%

Employees ( c )	5,488	5,356	6,193
Revenues per employee (in thousands) ( d )	$444.6	$533.5	$478.5

Selected Cash Flow Information:
Purchases of property and equipment ( e )	$17.1	$14.1	$13.6
Depreciation and amortization ( f )	$23.1	$22.1	$21.9

(a)	Represents sequential quarterly change in revenues.

(b)	Represents change in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

(e)	Excludes purchases of software.

(f)	Represents depreciation of fixed assets and amortization of software.